Exhibit 99 (a)

Supplemental Financial Information Exhibit 99 (a)

3 Accommodation Forecast -- Summary liquidity Chart contains forward-looking information as to which risk factors identified at commencement of presentation apply 1 - Excludes restricted cash and includes the cash balances of Delphi's Steering operations 2 - Net of $200 million liquidity block and proposed treatment of estimated hedge obligations under the accommodation agreement 3 - Commitment under GM Agreement of up to $300 million; accelerated payables comprehended in the base cash